EXHIBIT 10.1

EXCLUSIVE LICENSE AGREEMENT

This Exclusive License Agreement is entered into this 13th day of February, 2012, by and between ARNO THERAPEUTICS, INC., a Delaware Corporation (“ARNO”), with its principal office and place of business at 200 Route 31 North, Suite 104, Flemington NJ 08822, and INVIVIS PHARMACEUTICALS, INC., a Corporation with its principal office and place of business at 547 Meadow Road, Bridgewater, New Jersey 08807 together with its affiliate, INVIVIS PHARMACEUTICALS SAS, a corporation with its principal office and place of business at 2, rue Jean Rostand, 91400 Orsay, France (collectively, “INVIVIS”) (each of Arno and Invivis, a “Party” and together, the “Parties”).

BACKGROUND

WHEREAS, LICENSOR (as defined below) owns certain PATENT RIGHTS (as defined in Section 1.27) relating to the use of onapristone in the treatment of human disease, and to certain diagnostic tests for use in connection with such onapristone treatment, and has the right to grant licenses under the PATENT RIGHTS and LICENSED KNOW HOW (as defined in Section 1.17;

WHEREAS, LICENSEE desires to obtain a license to develop and commercialize the PATENT RIGHTS, LICENSED KNOW-HOW and DRUG PRODUCT (as defined in Section 1.8), and LICENSOR is willing to grant LICENSEE a license for this purpose upon the terms and conditions set forth below;

NOW, THEREFORE, in consideration for the covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as set forth below:

Article 1 - DEFINITIONS

For purposes of this Agreement, the following words and phrases have the following meanings:

1.1           “AFFILIATE” shall mean any entity or person that directly or indirectly controls, is controlled by or is under common control with LICENSEE or a SUBLICENSEE as applicable. For purposes of this definition, “control” means possession of the power to direct the management of such entity or person, whether through ownership of more than fifty percent (50%) of voting securities, by contract or otherwise.

1.2           “API” or “ACTIVE PHARMACEUTICAL INGREDIENT(S)” means the chemical compound onapristone, CAS Registry Number 96346-61-1, also known by the chemical name (11b,13a,17a)-11-[4-(Dimethylamino)phenyl]-17-hydroxy-17-(3-hydroxypropyl)estra-4,9-dien-3-one.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.3           “CHANGE OF CONTROL” shall mean a merger, consolidation, acquisition, sale, or transfer of all, or substantially all, of the business interests of LICENSEE where the stockholders of LICENSEE immediately prior to effective date of such transaction beneficially own, immediately following the effective date of such transaction, securities representing less than fifty percent (50%) of the combined voting power of the surviving corporation’s then outstanding voting securities.

1.4           “COMMERCIALLY REASONABLE EFFORTS” shall mean documented efforts that are consistent with those utilized by companies of similar size and type that are developing products and services similar to LICENSED PRODUCTS.

1.5           “COMPANION DIAGNOSTIC PRODUCT” shall mean an activated progesterone receptor biomarker diagnostic product and its methods of use, including its use in conjunction with therapies involving the API, as disclosed and claimed in the PATENT RIGHTS, which is approved for use in the TERRITORY.

1.6           “CONFIDENTIAL INFORMATION” means confidential or proprietary information relating to API, DRUG PRODUCT, PATENT RIGHTS, LICENSED PRODUCTS or LICENSED PROCESSES. CONFIDENTIAL INFORMATION may be in written, graphic, oral or physical form and may include, without limitation, scientific knowledge, know-how, processes, inventions, techniques, formulae, products, business operations, customer requirements, designs, sketches, photographs, drawings, specifications, reports, studies, findings, data, plans or other records, biological materials, and/or software. CONFIDENTIAL INFORMATION shall not include:

(a)           information that is, or later becomes, generally available to the public through no fault of the recipient;

(b)           information that is provided to the recipient by an independent third party having no obligation to keep the information secret;

(c)           information that the recipient can demonstrate through written evidence was previously known to it or was independently developed by it without reference to the CONFIDENTIAL INFORMATION;

(d)           information that is required to be disclosed to comply with applicable law or court order, provided that the recipient gives prior written notice of the required disclosure to the other party.

1.7          “COOPERATIVE GROUP” shall mean a recognized group (e.g. EORTC, NCIC, NCI US designated cooperative group, Institut National du Cancer designated cooperative group) of independent researchers, cancer centers, and community physicians throughout the United States, Canada, or Europe.

1.8          “DRUG PRODUCT” means any pharmaceutical preparation containing API as the active ingredient.

1.9          “EARNED ROYALTIES” shall have the meaning ascribed to such term in Section 3.6.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.10         “EFFECTIVE DATE” shall mean the date on which this Agreement is fully executed by both parties.

1.11         “EMA” shall mean the European Medicines Agency or successor entity.

1.12         “EUROPEAN UNION” shall mean the European organization of member states first established by the Treaty of the European Union in 1992 (otherwise known as the Maastricht Treaty) as it may be constituted from time to time.

1.13          “FDA” shall mean the United States Food and Drug Administration or successor entity.

1.14         “FIELD OF USE” means all therapeutic uses of API, DRUG PRODUCT and/or LICENSED PRODUCT in humans and animals.

1.15         “FIRST SALE” shall mean the first commercial sale to a third party of any DRUG PRODUCT or LICENSED PRODUCT in the LICENSED TERRITORY (as defined below).

1.16        “IMPROVEMENTS” shall mean any and all intellectual property made by the LICENSOR after the EFFECTIVE DATE which defines improved DRUG PRODUCT, LICENSED PRODUCT or PATENT RIGHTS, including, without limitation an improved COMPANION DIAGNOSTIC PRODUCT, any improved methods of manufacture and production techniques for the foregoing, new progesterone antagonists or analogs thereof, new therapeutic indications and developments intended to enhance the safety or efficacy of a LICENSED PRODUCT or DRUG PRODUCT, and shall include any PROJECT INVENTIONS (as defined in Section 1.31).

1.17         “LICENSED KNOW-HOW” shall mean all information, tangible materials and data, whether or not patented, which are within the control of LICENSOR, to the extent that (a) such information, tangible materials or data are necessary or useful for the development or commercialization of the DRUG PRODUCT or LICENSED PRODUCT, or for use or practice of the Patents Rights as permitted herein; and (b) LICENSOR possesses the right to license the use of such information, tangible materials or data to Licensee for commercial purposes.

1.18          “LICENSED PROCESS” means any process or method that is covered in whole or in part by (a) a VALID CLAIM (as defined in Section 1.33 below) contained in the PATENT RIGHTS in the country in which such LICENSED PROCESS is used or (b) a VALID CLAIM contained in the PATENT RIGHTS in the country to which a product is imported where the LICENSED PROCESS is used to make the product.

1.19         “LICENSED PRODUCT” means any product or product part which (a) is covered in whole or in part by a VALID CLAIM contained in the PATENT RIGHTS in the country in which any such product or product part is made, used or sold; or (b) is manufactured by using a LICENSED PROCESS in the country in which any LICENSED PROCESS is used or in which such LICENSED PRODUCT or LICENSED PRODUCT part is used or sold.

1.20         “LICENSEE” means Arno Therapeutics, Inc. and any AFFILIATE of Arno Therapeutics, Inc.

1.21         “LICENSOR” shall mean INVIVIS PHARMACEUTICALS, INC.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.22         “MAA” shall mean a marketing authorization application submitted to the EMA.

1.23         “MARKETING APPROVAL” shall mean, with respect to a LICENSED PRODUCT or DRUG PRODUCT in a particular country, all approvals, licenses, registrations or authorizations of the FDA or the EMA, respectively, necessary for the sale of such LICENSED PRODUCT or DRUG PRODUCT in such country.

1.24         “MSA” means the Master Services Agreement entered into between the Parties hereto on the same date as entering this Agreement.

1.25         “NDA” shall mean an application for FDA approval to market a new drug filed with the FDA pursuant to 21 C.F.R. §314.

1.26         “NET SALES” shall mean the total gross amounts invoiced for sales of a Licensed Product or DRUG PRODUCT by or on behalf of LICENSEE, its AFFILIATES and SUBLICENSEES and from leasing, renting, or otherwise making a DRUG PRODUCT, Licensed Product or LICENSED PROCESS available to others for profit without sale or other dispositions, whether invoiced or not, less the following deductions, provided they actually pertain to the disposition of DRUG PRODUCT, Licensed ProductS or LICENSED PROCESSES and are separately invoiced:

(a)          discounts, returns and allowances actually granted to customers;

(b)          commissions actually paid to third-party distributors and other third-party sales agencies;

(c)          sales, tariff duties and/or use taxes directly imposed and with reference to particular sales;

(d)          outbound transportation prepaid or allowed and transportation insurance;

(e)          amounts allowed or credited on returns;

(f)           bad debt deductions actually written off during the accounting period; and

(g)          packaging and freight charges.

No deductions shall be made for cost of collections or for commissions paid to independent sales agencies or to individuals regularly employed by LICENSEE and on its payroll. LICENSED PRODUCTS and DRUG PRODUCT are "sold" when billed out or invoiced.

1.27         "PATENT RIGHTS" means all U.S. and foreign patents and patent applications owned or controlled by LICENSOR, including all U.S. and foreign patents and patent applications for PROJECT INVENTIONS, that relate to a composition of matter, method of use, article of manufacture, or method of manufacturing API, DRUG PRODUCT or COMPANION DIAGNOSITC PRODUCT which shall include, without limitation, the following LICENSOR intellectual property:

(a)           the United States issued patents and/or patent applications listed in Appendix A;

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)          United States issued patents and/or patent applications which are substitutions, divisionals, continuations or continuations-in-part of the applications and patents described in (a);

(c)          Foreign patent applications, and issued patents, which are counterparts of any of the foregoing

(d)          any reissues, reexaminations, revalidations, renewals, re-registrations, confirmations, re-validations or substitutions of any of the foregoing.

1.28         “PHASE I CLINICAL TRIAL” shall mean the initial introduction of an investigational new drug into humans, the principal purpose of which is to determine the metabolism and pharmacologic actions of the drug in humans, the side effects associated with increasing doses, recommended dose to proceed with further clinical studies and, if possible, to gain early evidence on effectiveness, in compliance with 21 C.F.R. §312(a).

1.29         “PHASE II CLINICAL TRIAL” shall mean controlled human clinical studies conducted to evaluate the effectiveness of a drug for a particular indication or indications in patients with the disease or condition under study and to determine the common short-term side effects and risks associated with the drug in compliance with 21 C.F.R. §312(b).

1.30         “PHASE III CLINICAL TRIAL” shall mean expanded controlled and uncontrolled human clinical trials pursuant to a randomized study with endpoints agreed upon by regulatory bodies for regulatory approval performed after PHASE II CLINICAL TRIALS evidence suggesting effectiveness of a drug has been obtained, and is intended to gather the additional information about effectiveness and safety that is needed to evaluate the overall benefit-risk relationship of a drug and to provide an adequate basis for physician labeling, as in compliance with 21 C.F.R. §312.

1.31         “PROJECT INVENTIONS” shall have the meaning ascribed to such term in the MSA.

1.32         “SUBLICENSEE” shall mean any third party to which LICENSEE grants the right to make, have made, use, sell, have sold, import or export any LICENSED PRODUCT, LICENSED PROCESS, or DRUG PRODUCT under a definitive sublicense agreement.

1.33         “TERRITORY” means worldwide, subject to the provisions of Section 2.3.

1.34         “VALID CLAIM” shall mean (a) an issued claim of any unexpired patent included among the PATENT RIGHTS, which has not been held unenforceable, unpatentable or invalid by a decision of a court or governmental body of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, which has not been rendered unenforceable through disclaimer or otherwise, and which has not been lost through an interference proceeding or abandoned, or (b) a claim of a pending patent application included within the PATENT RIGHTS, which claim was filed in good faith and has not been abandoned or finally disallowed without the possibility of appeal or re-filing of such application.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE 2 - GRANT

2.1.          Subject to all the terms and conditions of this Agreement, LICENSOR hereby grants to LICENSEE and LICENSEE accepts, subject to the terms and conditions of this Agreement, an exclusive, worldwide license, together with the right to grant sublicenses, to practice under the PATENT RIGHTS and IMPROVEMENTS and to use the LICENSED KNOW-HOW, to make, have made, use, sell, have sold, offer to sell, import or export LICENSED PRODUCTS and DRUG PRODUCT, and to practice LICENSED PROCESSES in the FIELD OF USE in the TERRITORY. No other licenses, express or implied, are granted.

2.2.          Unless terminated earlier as provided in Article 13, the term of this Agreement (the “TERM”) shall commence on the EFFECTIVE DATE and shall automatically expire on the later of:

(a)          the date on which the last VALID CLAIM described in the PATENT RIGHTS expires, lapses or is declared to be invalid by a non-appealable decision of a court of competent jurisdiction, on a country-by-country basis; and

(b)          twenty (20) years after the EFFECTIVE DATE.

2.3.          Subject to the terms of this Section 2.3, LICENSEE agrees that it shall not commercialize LICENSED PRODUCTS or DRUG PRODUCT in France (‘FRENCH COMMERCIALIZATION RIGHTS”); provided, however, that:

(a)           LICENSEE shall have the right to engage in clinical development of the LICENSED PRODUCT, DRUG PRODUCT and COMPANION DIAGNOSTIC PRODUCT and to obtain marketing authorization to sell LICENSED PRODUCT and DRUG PRODUCT in France;

(b)          LICENSOR shall have the option, by written notice to LICENSEE, within 90 days of LICENSEE’S receipt of marketing approval in France, to transfer FRENCH COMMERCIALIZATION RIGHTS to LICENSEE (or its sublicensee) in consideration for the payment of [***] Dollars ($[***]) (the “OPTION FEE”). The OPTION FEE shall be the sole cost and expense to LICENSEE (or its sublicensee) for acquisition of FRENCH COMMERCIALIZATION RIGHTS, and LICENSOR shall receive no additional compensation for commercialization of LICENSED PRODUCT or DRUG PRODUCT in France; and

(c)          In the event that LICENSOR elects not to exercise the option described in Section 2.3(b) above, then LICENSOR shall retain exclusive FRENCH COMMERCIALIZATION RIGHTS under the marketing authorization obtained by LICENSEE; and

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(d)           LICENSOR grants LICENSEE a right of first refusal to acquire FRENCH COMMERCIALIZATION RIGHTS in the event that LICENSOR determines at any time during the TERM to sublicense, sell, partner or otherwise transfer FRENCH COMMERCIALIZATION RIGHTS to a third party. LICENSOR shall notify LICENSEE in writing of its determination to transfer FRENCH COMMERCIALIZATION RIGHTS. Following such written disclosure to LICENSEE, LICENSEE shall have 90 days to determine its interest in acquiring the FRENCH COMMERCIALIZATION RIGHTS. In the event that LICENSEE desires to acquire FRENCH COMMERCIALIZATION RIGHTS, LICENSEE shall inform LICENSOR in writing and the parties shall negotiate in good faith a commercially reasonable license fee for FRENCH COMMERCIALIZATION RIGHTS. In the event that LICENSEE determines not to acquire FRENCH COMMERCIALIZATION RIGHTS, or if the parties are unable to agree upon commercial terms within 90 days of LICENSEE informing LICENSOR of its interest, then LICENSOR shall be free to grant rights to a THIRD PARTY on terms no more favorable than those proposed by LICENSEE.

2.6           The LICENSE granted in this Article 2 shall automatically convert to a paid-up, non-exclusive license, on a country-by-country basis, upon the expiration of the TERM.

ARTICLE 3 – LICENSE FEES, MILESTONE PAYMENTS AND ROYALTIES

3.1.          LICENSEE shall pay LICENSOR a one-time license issue fee of Five Hundred Thousand Dollars ($500,000.00) within 30 days of the EFFECTIVE DATE.

3.2.          LICENSEE shall, within 45 days of occurrence of each of the following events, make the following one-time payments (the “MILESTONE PAYMENTS”) to LICENSOR upon the successful accomplishment of the milestones described below:

(a)          [***] Dollars ($[***]) upon the dosing of the first patient in the first LICENSEE sponsored a pharmacokinetic study of a DRUG Product;

(b)          [***] Dollars ($[***]) upon the dosing of the first patient in the first LICENSEE sponsored multi-dose Phase I clinical trial of a DRUG Product that is intended to determine the recommended dose of the DRUG PRODUCT in a Phase II clinical;

(c)          [***] Dollars ($[***]) upon the dosing of the first patient in the first LICENSEE sponsored Phase II clinical trial of a DRUG PRODUCT, which includes the evaluation of a COMPANION DIAGNOSTIC PRODUCT. Solely for purposes of this Section 3.2(c), at the time such MILESTONE PAYMENT arises the COMPANION DIAGNOSTIC PRODUCT shall be either (i) available for use in such Phase II clinical trial, or (ii) in the process of registration with the FDA or EMA, as applicable;

(d)          Subject to Section 3.3, [***] Dollars ($[***]) upon the dosing of the first patient in the first PHASE III CLINICAL TRIAL of a DRUG PRODUCT, which includes the evaluation of a COMPANION DIAGNOSTIC PRODUCT;

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(e)          Subject to Section 3.3, [***] Dollars ($[***]) upon the successful completion of the first LICENSEE sponsored PHASE III CLINICAL TRIAL of a DRUG PRODUCT, which includes evaluation of a COMPANION DIAGNOSTIC PRODUCT, pursuant to a Special Protocol Assessment or its foreign equivalent in the EUROPEAN UNION intended to support a MARKETING APPROVAL of a DRUG PRODUCT. For purposes of this Section 3.2(d), “successful completion” of a PHASE III CLINICAL TRIAL shall mean a PHASE III CLINICAL TRIAL that demonstrates statistical significance in meeting its primary and secondary endpoints;

(f)          [***] Dollars ($[***]) upon the earlier to occur of (i) acceptance by the FDA of the first NDA for a DRUG PRODUCT, or (ii) acceptance by the EMA of the first MAA for a DRUG PRODUCT;

(g)          [***] Dollars ($[***]) upon the granting of the first MARKETING APPROVAL of a DRUG PRODUCT; and

(h)          [***] Dollars ($[***]) upon the granting of MARKETING APPROVAL of a DRUG PRODUCT for use in a second therapeutic indication;

(i)          [***] Dollars ($[***]) upon receipt of the first Japanese marketing approval for a DRUG PRODUCT.

3.3.          In the event that the first MARKETING APPROVAL for a DRUG PRODUCT is granted following a Phase II clinical trial of a DRUG PRODUCT including evaluation of a COMPANION DIAGNOSTIC PRODUCT, then LICENSEE shall pay LICENSOR the MILESTONE PAYMENTS described in Sections 3.2(d) and (e) upon the granting of such MARKETING APPROVAL.

3.4.          The MILESTONE PAYMENTs set forth in Section 3.2(a) through (e) shall be payable by LICENSEE in the event that any such clinical trial is conducted by a COOPERATIVE GROUP, provided, that LICENSEE (a) maintains significant involvement and oversight of such clinical trial, and (b) owns or otherwise has rights to use the data and results of such clinical trial in any regulatory filings with the FDA or EMA, as applicable.

3.5.          No MILESTONE PAYMENT shall be paid more than once for any DRUG PRODUCT.

3.6.          Subject to the terms of this Section 3, during the TERM of this Agreement, as partial consideration for the grant of the LICENSE hereunder, LICENSEE shall pay to LICENSOR an earned royalty on worldwide annual NET SALES of DRUG PRODUCTS, LICENSED PRODUCTS and/or LICENSED PROCESSES by LICENSEE, its AFFILIATES or SUBLICENSEES (“EARNED ROYALTIES”) equal to [***] Percent ([***]%) of NET SALES by LICENSEE its AFFILIATES or SUBLICENSEES.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.7.          MILESTONE PAYMENTS shall not be creditable against EARNED ROYALTIES.

3.8.          LICENSOR shall be responsible for the payment of all taxes, duties, levies, and other charges, including, but not limited to, sales, use, gross receipts, excise, VAT, and any other taxes, any withholdings or deductions, import and custom taxes, any duties, or any other charges imposed by any taxing authority with respect to the royalties payable to LICENSOR under this agreement. Should LICENSEE be required under any law or regulation of any government entity or authority, domestic or foreign, to withhold or deduct any portion of the payments on royalties due to LICENSOR, then the sum payable to LICENSOR shall be increased by the amount necessary to yield to LICENSOR an amount equal to the sum it would have received had no withholdings or deductions been made. LICENSOR shall cooperate with LICENSEE in the event LICENSEE elects to assert, at its own expense, any exemption from any such tax or deduction that LICENSOR has.

3.9.          In the event that LICENSEE’S patent counsel together with LICENSOR’S patent counsel agree (which discussion and agreement shall be in good faith) that patent licenses from third parties are reasonably required by LICENSEE, its AFFILIATES or its SUBLICENSEE to make, use, offer for sale, sell or import any LICENSED PRODUCT in any given country, LICENSOR and LICENSEE shall negotiate in good faith with the intention of reaching a fair and equitable formula on how any amount paid by LICENSEE to such third parties shall impact the royalties due hereunder.

3.10.        No multiple royalties shall be payable because the use, lease or sale of any DRUG PRODUCT, LICENSED PRODUCT or LICENSED PROCESS is, or shall be, covered by more than one VALID CLAIM contained in the PATENT RIGHTS.

3.11.        In the event that a DRUG PRODUCT or LICENSED PRODUCT is sold in the form of a combination package together with companion products that are not themselves a LICENSED PRODUCT, the NET SALES for such combination package upon which the sales royalties due to LICENSOR is based shall be calculated by multiplying the total sales price of such combination package by the fraction A/(A+B), where A is the invoice price of the DRUG PRODUCT or LICENSED PRODUCT if sold separately, and B is the total invoice price of each of the other companion products included in the combination package if sold separately. In no event shall such deduction in the overall sales royalty rate due to LICENSOR be reduced by more than [***] percent ([***]%).

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.12.         Royalty payments shall be paid in United States dollars at such place as LICENSOR may reasonably designate consistent with the laws and regulations controlling in any foreign country. If any currency conversion is required in connection with the payment of royalties, such conversion shall be made by using the exchange rate as published in the eastern edition of The Wall Street Journal as of the last business day of the calendar quarter in which such royalty payment accrued.

3.13.         Royalty payments shall be made on a quarterly basis with submission of the reports required by Article 6.3. Such payments and reports shall be due within 30 days after March 31st, June 30th, September 30th, and December 31st of each year. Late payments, including payments due for patent cost reimbursement, shall be subject to a charge of [***] percent ([***]%) per month or $[***], whichever is greater. The payment of such late charge shall not foreclose LICENSOR from exercising any other rights it may have resulting from any late payment.

ARTICLE 4 – SUBLICENSES

4.1.          LICENSEE has the right to enter into sublicensing agreements with third-parties. LICENSEE agrees that any sublicense granted by it shall provide that the obligations to LICENSOR pursuant to this Agreement shall be binding upon the SUBLICENSEE as if it were a party to this Agreement. Notwithstanding the foregoing, during the term of the MSA, no sublicense will be effective without the prior written consent of the LICENSOR unless such SUBLICENSEE (a) assumes all of the obligations of the LICENSEE under the MSA, and (b) agrees to extend the MSA for a period of one year beyond the expiration of the term of the MSA. The sublicense shall require the SUBLICENSEE to provide a report of sales to LICENSEE on a quarterly basis, which report will be promptly provided to LICENSOR.

4.2.          LICENSEE shall forward to LICENSOR copies of all sublicense agreements promptly upon execution by the parties.

4.3.          Provided that a SUBLICENSEE agrees in writing to assume all of the obligations of the LICENSEE under this Agreement, and provided the LICENSEE is not in breach of this Agreement, such sublicense shall survive the termination of this Agreement in accordance with Article 13.

ARTICLE 5 - DUE DILIGENCE

5.1.          LICENSEE shall use COMMERCIALLY REASONABLE EFFORTS to bring the DRUG PRODUCT, LICENSED PRODUCT or LICENSED PROCESSES to market through a thorough, vigorous and diligent program for exploiting the PATENT RIGHTS and LICENSED KNOW-HOW, and following FIRST SALE of a DRUG PRODUCT or LICENSED PRODUCT, to continue active, diligent marketing efforts for one or more DRUG PRODUCTS, LICENSED PRODUCTS or LICENSED PROCESSES throughout the TERM of this Agreement.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.2.          Failure to meet the diligence requirements described in Section 5.1 shall be considered a material breach of this Agreement under Section 13.1(a), unless such failure is due to circumstances beyond the control of the LICENSEE, including without limitation: a change in regulatory guidelines; opinions or standards; the introduction of a new standard of care during the development of DRUG PRODUCTS or LICENSED PRODUCTS that affects the development strategy for DRUG PRODUCTS or LICENSED PRODUCTS; or unexpected findings (safety or efficacy) in clinical studies, which have the effect of delaying clinical development.

ARTICLE 6 - REPORTS AND RECORDS

6.1.          LICENSEE shall keep full, true and accurate books of account containing all particulars necessary to show the amounts payable to LICENSOR. The books of account shall be kept at LICENSEE's principal place of business or the principal place of business of the appropriate division of LICENSEE to which this Agreement relates. The books and supporting data shall be open at all reasonable times for five (5) years following the end of the calendar year to which they pertain, for inspection by LICENSOR or its agents to verify LICENSEE's royalty statement or compliance in other respects with this Agreement. Should such inspection lead to the discovery of discrepancy in reporting which is greater than [***] percent ([***]%) to LICENSOR's detriment, LICENSEE agrees to pay the full cost of such inspection.

6.2.          LICENSEE shall provide to LICENSOR an annual written report within 30 days of December 31st of each calendar year. The annual report shall include reports of progress on research and development, regulatory approvals, manufacturing, sublicensing, marketing and sales during the preceding 12 months, and plans for the coming year. LICENSEE shall also provide LICENSOR with such additional details of development, marketing and financial expenditures directly relating to the DRUG PRODUCT and LICENSED PRODUCT as the LICENSOR may from time to time reasonably request.

6.3.          After the FIRST SALE of a DRUG PRODUCT, LICENSED PRODUCT or LICENSED PROCESS, LICENSEE shall provide quarterly reports to LICENSOR. The quarterly reports shall be delivered contemporaneously with the payment of EARNED ROYALTIES pursuant to Section 3.13. Such reports shall give particulars of the business conducted by LICENSEE and its SUBLICENSEES during the preceding quarter that are pertinent to a royalty accounting, including:

(a)          number of DRUG PRODUCTS and LICENSED PRODUCTS manufactured and sold by LICENSEE and all SUBLICENSEES and AFFILIATES;

(b)          total billings for DRUG PRODUCTS and LICENSED PRODUCTS sold by LICENSEE and all SUBLICENSEES and AFFILIATES;

(c)          accounting for all LICENSED PROCESSES used or sold by LICENSEE and all SUBLICENSEES and AFFILIATES:

(d)          deductions applicable as provided in Section 1.26;

(e)          total royalties due; and

(f)          names and addresses of all SUBLICENSEES.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.4.          On or before 90 days following the close of LICENSEE's fiscal year, LICENSEE shall provide LICENSOR with LICENSEE's certified financial statements for the preceding fiscal year including, at a minimum, a Balance Sheet and an Operating Statement.

ARTICLE 7 - PATENT PROSECUTION

7.1.          LICENSEE shall be responsible for all reasonable past, present and future costs of filing, prosecution and maintenance of any and all United States and foreign patent applications and patents included in the PATENT RIGHTS and IMPROVEMENTS. All undisputed expenses relating to such patent prosecution shall be due and payable within 30 days of receipt of invoice from LICENSOR for such expenses. Any and all such United States and foreign patent applications, and resulting issued patents, shall remain the property of the LICENSOR unless LICENSEE has an ownership interest or acquires an ownership interest in such applications and patents.

7.2.          The costs described in Section 7.1 shall include, but are not limited to, any past, present and future taxes, government fees, patent attorney fees, annuities, working fees, maintenance fees, renewal and extension charges. Payment of such costs shall be made by reimbursement to the LICENSOR.

7.3.          All new and existing patent applications under the LICENSED PATENTS shall be prepared, prosecuted, filed and maintained by patent counsel selected by LICENSEE and reasonably acceptable to the LICENSOR. LICENSEE shall be responsible for directing prosecution. With respect to any LICENSED PATENTS, LICENSEE and its patent counsel shall:

(a)          consult with the LICENSOR and keep the LICENSOR fully informed of the progress of all patent applications and patents, including all issues relating to the preparation, filing, prosecution and maintenance of PATENTRIGHTS;

(b)          consult with the LICENSOR and keep the LICENSOR fully informed about LICENSEE’s patent strategy with respect to the PATENT RIGHTS;

(c)          provide to the LICENSOR copies of documents relevant to preparation, filing, prosecution and maintenance of the PATENT RIGHTS sufficiently in advance of filing to allow the LICENSOR a reasonable opportunity to review and comment on such documents; and

(d)          provide the LICENSOR with final copies of such documents. LICENSEE agrees to use COMMERCIALLY REASONABLE EFFORTS to obtain broad and strong patent protection in the best interest of the LICENSOR and LICENSEE. LICENSEE will not finally abandon any patent application, or make decisions that would have a material impact on the nature or scope of any claims without the LICENSOR’ consent.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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7.4.          LICENSEE shall apply, and shall require SUBLICENSEES to apply, the patent marking notices required by the law of any country where such LICENSED PRODUCTS are made, sold, used or shipped, including, but not limited to, the applicable patent laws of that country.

7.5.          Upon successful completion of a PHASE II CLINICAL TRIAL of a DRUG PRODUCT together with a COMPANION DIAGNOSTIC PRODUCT, LICENSOR shall assign all right, title and interest in the PATENT RIGHTS to LICENSEE, and LICENSEE shall assume full responsibility for the preparation, prosecution, filing and maintenance of the PATENT RIGHTS by patent counsel of its choice. At that time, the license granted in Section 2.1 shall convert to a license solely for use of the LICENSED KNOW-HOW subject to payment of the EARNED ROYALTIES set forth in Section 3.6. For purposes of this Section 7.5, “successful completion” of a PHASE II CLINICAL TRIAL shall mean a PHASE II CLINICAL TRIAL that demonstrates efficacy for the DRUG PRODUCT and diagnostic utility for the COMPANION DIAGNOSTIC PRODUCT.

7.6.          If this Agreement is terminated by either Party prior to its expiration and after assignment of the PATENT RIGHTS to LICENSEE as set forth in Section 7.5, LICENSEE shall reassign all right, title and interest in the PATENT RIGHTS to LICENSOR except that no such reassignment shall be required if termination is due to an uncured breach of this Agreement by LICENSOR. LICENSEE agrees to promptly provide to LICENSOR all documents that may be necessary to effect such reassignment.

ARTICLE 8 - INFRINGEMENT

8.1.          LICENSEE or its SUBLICENSEE(s) shall have the right to prosecute in their own name and at their own expense any infringement of the PATENT RIGHTS, so long as the license is effective at the time such legal action is commenced. LICENSOR agrees to notify LICENSEE promptly of each infringement of the PATENT RIGHTS of which LICENSOR becomes aware. Before LICENSEE or its SUBLICENSEES commences an action for infringement, LICENSEE or SUBLICENSEE shall notify LICENSOR and carefully consider the views of LICENSOR and the public interest.

8.2.          LICENSOR agrees to join as a party plaintiff in any lawsuit initiated by LICENSEE, if requested by LICENSEE, with all costs, attorney fees and expenses to be paid by LICENSEE.

8.3.          If LICENSEE undertakes to enforce and/or defend the PATENT RIGHTS by litigation, any award paid by a third party as a result of such enforcement and/or defense shall be applied first to satisfy LICENSOR’s and LICENSEE’S unreimbursed expenses and legal fees for the litigation, and any remaining balance shall be subject to EARNED ROYALTIES as set forth in Section 3.6.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

8.4.          No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without LICENSOR’s consent, which shall not be unreasonably withheld.

8.5.          If LICENSEE and its SUBLICENSEE(s) elect not to exercise their right to prosecute or defend an infringement of the PATENT RIGHTS, LICENSOR may do so at its own expense, controlling such action and retaining all recoveries.

8.6.          If a declaratory judgment action alleging invalidity of any of the PATENT RIGHTS is brought against LICENSEE or LICENSOR, then LICENSOR, at its sole option, has the right to intervene and take over the defense of the action at its own expense.

ARTICLE 9 - PRODUCT LIABILITY

9.1.          LICENSEE shall at all times during the term of this Agreement, indemnify, defend and hold LICENSOR, its trustees, directors, officers, employees and affiliates, (collectively, the “INDEMNITEES”) harmless against all claims, proceedings, demands and liabilities of any kind whatsoever, including legal expenses and reasonable attorneys' fees (“CLAIMS”), arising out of the death of or injury to any person or persons or out of any damage to property, or resulting from the production, manufacture, sale, use, lease, consumption or advertisement of the LICENSED PRODUCT(s) and/or LICENSED PROCESS(es) or arising from any obligation of LICENSEE under this Agreement, except claims that the PATENT RIGHTS infringe third party intellectual property and those arising out of the gross negligence or willful misconduct of LICENSOR, breach of warranty by LICENSOR, or breach of Article 10 or 15 by LICENSOR.

9.2.          LICENSEE shall purchase and maintain in effect and shall require its SUBLICENSEES to purchase and maintain in effect a policy of commercial, general liability insurance to protect the LICENSOR with respect to events described in Section 9.1. Such insurance shall:

(a)           list LICENSOR as an additional insured under the policy;

(b)           provide that such policy is primary and not excess or contributory with regard to other insurance the LICENSOR may have;

(c)           be endorsed to include product liability coverage in amounts no less than [***] Dollars ($[***]) per incident and [***] Dollars ($[***]) annual aggregate; and

(d)           be endorsed to include contractual liability coverage for LICENSEE’S indemnification under Section 9.1;

(e)           by virtue of the minimum amount of insurance coverage required under Section 9.2(c), not be construed to create a limit of LICENSEE’S liability with respect to its indemnification under Section 9.1.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(f)            maintain such commercial general liability insurance beyond the expiration or termination of this Agreement during (i) the period that any DRUG PRODUCT, LICENSED PRODUCT or LICENSED PROCESS is being commercially distributed or sold by LICENSEE or a SUBLICENSEE or agent of LICENSEE and (ii) a reasonable period thereafter which in no event shall be less than [***].

9.3.          By signing this Agreement, LICENSEE certifies that the requirements of Section 9.2 will be met on or before the earlier of (a) the date of FIRST SALE of any DRUG PRODUCT or LICENSED PRODUCT or (b) the date any DRUG PRODUCT or LICENSED PRODUCT is tested or used on humans, and will continue to be met thereafter. Upon LICENSOR’s request, LICENSEE shall furnish a Certificate of Insurance and a copy of the current Insurance Policy to the LICENSOR. LICENSEE shall give 30 days’ written notice to LICENSOR prior to any cancellation of or material change to the policy.

9.4.          EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, LICENSOR, ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES, AND AFFILIATES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF PATENT RIGHTS CLAIMS ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY LICENSOR THAT THE PRACTICE BY LICENSEE OF THE LICENSE GRANTED SHALL NOT INFRINGE THE PATENT RIGHTS OF ANY THIRD PARTY. LICENSOR, ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES SHALL NOT BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER LICENSOR IS ADVISED, HAS OTHER REASON TO KNOW, OR IN FACT DOES KNOW OF THE POSSIBILITY.

ARTICLE 10 – CONFIDENTIALITY

10.1.        During the term of this Agreement and for a period of 10 years thereafter, each Party shall at all times, and notwithstanding any termination or expiration of this Agreement, hold in confidence and not disclose to any third party CONFIDENTIAL INFORMATION of the other Party, except as approved in writing by the other Party to this Agreement, and shall use the CONFIDENTIAL INFORMATION for no purpose other than the purposes expressly permitted by this Agreement. Each Party shall only permit access to Confidential Information of the other Party to those of its employees, consultants, agents, and attorneys having a need to know and who are bound by confidentiality obligations at least as restrictive as those contained herein.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

10.2.        Notwithstanding anything to the contrary, a Party shall not be in violation of Section 10.1 with regard to a disclosure of the other Party’s CONFIDENTIAL INFORMATION that is in response to a valid order by a court or other governmental body or necessary to comply with applicable law or governmental regulations, provided that if such Party is required to make any such disclosure of the other Party’s CONFIDENTIAL INFORMATION it shall to the extent practicable give reasonable advance notice to the other Party of such disclosure requirement in order to permit the other Party to seek confidential treatment of or to limit the CONFIDENTIAL INFORMATION required to be disclosed.

10.3.        Any prior confidential disclosure agreements between the Parties are incorporated by reference to this Agreement. In case of a discrepancy between the terms of this Agreement and the prior agreements the terms of this Agreement shall prevail.

ARTICLE 11 – PUBLICATION

11.1.        In no event shall LICENSOR publish or disclose, by written, oral or other presentation, any material information related to the PATENT RIGHTS, IMPROVEMENTS or any DRUG PRODUCT, LICENSED PRODUCT or LICENSED PROCESS, or results relating to the clinical or non-clinical testing of any of the foregoing, without the prior consent of LICENSEE. Notwithstanding the foregoing, subject to the obligations contained in Sections 10.1, 11.2 and 11.3, LICENSOR shall have the right to publish or disclose information related to the PATENT RIGHTS as reasonably necessary to perfect its ownership and proprietary rights therein.

11.2.        In the event that LICENSOR desires to publish any such information, LICENSOR shall first notify LICENSEE in writing pursuant of their intention no less than 60 days prior to any such speech, lecture or other oral presentation, or any written or other publication or disclosure. LICENSOR shall include with any such written notice pursuant a description of any proposed oral presentation or, with respect to any proposed written or other disclosure, a current draft of such proposed disclosure or abstract. LICENSEE shall inform LICENSOR whether it will consent to such publication no later than 30 days following the receipt of such written notice.

11.3.        In the event that LICENSEE consents to publication, LICENSEE may request that LICENSOR delay such publication or disclosure in order to enable LICENSEE to file, or have filed on its behalf, a patent application, copyright or other appropriate form of intellectual property protection related to the information to be disclosed. Upon receipt of such notice, LICENSOR shall arrange for a delay in publication or disclosure until such time as LICENSEE has filed such patent application, copyright or other appropriate form of intellectual property protection that LICENSEE agrees to file as soon as is reasonably practicable.

ARICLE 12 – USE OF NAME

12.1.       Each party shall obtain the prior written approval of the other before making use of the name of the other party nor any variation or adaptation thereof for any commercial purpose, except as required to comply with law, regulation or court order.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARICLE 13 - TERMINATION

13.1.      LICENSOR shall have the right to terminate this Agreement pursuant to the provisions below, provided that LICENSOR has given LICENSEE the notice required in accordance with Section 13.2 and LICENSEE has failed to cure the breach described in such notice:

(a)          material breach by LICENSEE of a material term of the Agreement;

(b)          the institution of any proceeding by LICENSEE under any bankruptcy, insolvency, or moratorium law;

(c)          any assignment by LICENSEE of substantially all of its assets for the benefit of creditors; or

(d)          placement of LICENSEE’s assets in the hands of a trustee or a receiver unless the receivership or trust is dissolved within 30 days thereafter and provided that in the case of an involuntary bankruptcy proceeding, which is contested by LICENSEE, such termination shall not become effective until the bankruptcy court of jurisdiction has entered an order upholding the petition.

13.2.      LICENSOR may exercise its rights pursuant to Section 13.1 above by giving LICENSEE 90 days' prior written notice of LICENSOR's intention to terminate. Such notice shall include the basis for such termination. Upon the expiration of such 90 day period, LICENSOR shall provide written notice of termination to LICENSEE, which shall be effective upon receipt, unless LICENSEE has cured the material breach or the other basis for such proposed termination during such 90 day period. Such notice and termination shall not prejudice LICENSOR's right to receive Earned Royalties accrued prior to termination, or other sums due hereunder and shall not prejudice any cause of action or claim of LICENSOR accrued or to accrue on account of any breach or default by LICENSEE.

13.3.      LICENSEE shall have the right to terminate this Agreement pursuant to the provisions below, provided that LICENSEE has given LICENSOR the notice required in accordance with Section 13.4:

(a)         LICENSEE may terminate this Agreement upon a material breach by LICENSOR of a material term of the Agreement; or

(b)         LICENSEE may terminate this Agreement at any time upon written notice of termination given to LICENSOR at least 90 days prior to the date of such termination and upon:

(i)          the payment of all amounts due LICENSOR through the effective date of the termination;

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(ii)         submission of a final report of the type described in Section 6.3;

(iii)        suspension of LICENSEE’s use of the DRUG PRODUCT, LICENSED KNOW-HOW, LICENSED PRODUCT(s) and LICENSED PROCESS(es);

13.4.        LICENSEE may exercise its right of termination pursuant to Section 13.3(a), by giving LICENSOR 90 days’ prior written notice of LICENSEE’s intent to terminate setting forth the basis of such termination. Upon the expiration of the 90 day period, LICENSEE shall provide written notice of termination to LICENSOR, which shall be effective upon receipt, unless LICENSOR has cured the breach or the other basis for such proposed termination during such 90 day period. Such notice of termination shall not prejudice any cause of action or claim of LICENSEE accrued or to accrue on account of any breach or default by LICENSOR.

13.5.        Termination of this Agreement shall not release LICENSOR or LICENSEE from any obligation that matured prior to the effective date of such termination. Articles 9 and 10, and Sections 4.3 and 16.1 shall survive termination. LICENSEE may, however, after the effective date of such termination, complete and sell DRUG PRODUCTS and LICENSED PRODUCTS in the process of manufacture and sell all DRUG PRODUCTS and LICENSED PRODUCTS already in existence at the time of termination, if LICENSEE pays LICENSOR as required by Article 3 and submits the reports required by Article 6 of this Agreement.

13.6.        The failure of either Party, at any time, or for any period of time, to enforce any of the provisions of this Agreement, shall not be construed as a waiver of such provisions or as a waiver of the right of either Party’s thereafter to enforce each and every such provision of this Agreement.

ARTICLE 14 - PAYMENTS, NOTICES, AND OTHER COMMUNICATIONS

14.1.       Any payment, notice or other communication required by this Agreement shall be sufficiently made or given on the date of mailing if sent by recognized express carrier or certified first class mail, postage prepaid, addressed to LICENSOR or LICENSEE at the address first written above or to such other address as may be designated by written notice to the other.

ARTICLE 15 - REPRESENTATIONS AND WARRANTIES

15.1.       LICENSEE represents and warrants to LICENSOR that:

(a)          LICENSEE is a duly organized and validly existing corporation under the laws of the State of Delaware with adequate power and authority to conduct the business in which it is now engaged or currently proposed to be engaged, and LICENSEE is duly qualified to do business as a foreign corporation and is in good standing in such other states or jurisdictions as is necessary to enable it to carry on its business or own its properties.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)          To the best of LICENSEE’s knowledge, there are no actions, suits, or proceedings pending or threatened against or affecting LICENSEE, its officers or directors in their capacity as such, its properties, or its patents in any court or before any governmental or administrative agency, which can have any material adverse effect on the business as now conducted or as currently proposed to be conducted, on the properties, the financial condition, or income of LICENSEE, or the transactions contemplated by this Agreement and LICENSEE is not in default under any order or judgment of any court or governmental or administrative agency.

(c)           Consummation of the transactions contemplated by this Agreement in compliance with provisions of this Agreement will not result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, or result in the creation of any lien, charge, or encumbrance on, any property or assets of LICENSEE pursuant to any indenture, mortgage, deed of trust, agreement, corporate charter, bylaws, contract, or other instrument to which LICENSEE is a party or by which Licensee may be bound or any law, rule, regulation, qualification, license, order or judgment applicable to Licensee or any of its property.

15.2.        LICENSOR represents and warrants to LICENSEE that as of the EFFECTIVE DATE:

(a)           LICENSEE is a duly organized and validly existing corporation under the laws of the State of Delaware with adequate power and authority to conduct the business in which it is now engaged or currently proposed to be engaged, and LICENSEE is duly qualified to do business as a foreign corporation and is in good standing in such other states or jurisdictions as is necessary to enable it to carry on its business or own its properties.

(b)          LICENSOR has the full right and power to perform the obligations and grant the license set forth in this Agreement.

(c)          There are no outstanding agreements, assignments or encumbrances in existence inconsistent with the provisions of this Agreement.

(d)          LICENSOR has not authorized in any manner any third party to practice the PATENT RIGHTS.

(e)           LICENSOR owns or possesses all right, title, and interest in and to the PATENT RIGHTS, including exclusive, irrevocable right, title and interest thereto, free and clear of all liens, charges, encumbrances or other restrictions or limitations of any kind whatsoever.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(f)           There are no licenses, options, restrictions, liens, rights of third parties, disputes, proceedings or claims relating to, affecting, or limiting its rights or the rights of LICENSEE under this Agreement with respect to, or which (i) may lead to a claim of infringement or invalidity regarding, any part or all of the PATENT RIGHTS and their use as contemplated in the underlying patent applications as presently drafted or (ii) imposes obligations upon LICENSOR or gives any rights to LICENSOR which, in either case, would adversely affect the rights of LICENSEE or the obligations of LICENSOR under this Agreement;

(g)          To the best of LICENSOR’s knowledge and belief there is no claim, pending or threatened, of infringement, interference or invalidity regarding, any part or all of the PATENT RIGHTS and their use as contemplated in the underlying patent applications as presently drafted or as contemplated under this Agreement;

(h)          Appendix A lists all patents issued and patent applications filed on or before the EFFECTIVE DATE of this Agreement relating to the PATENT RIGHTS and therefore subject to this Agreement and all of the inventors named in the patents and patent applications listed in Appendix A have assigned, or are under an obligation to assign, to LICENSOR all of their right, title an interest in the inventions claimed.

ARTICLE 16 - MISCELLANEOUS PROVISIONS

16.1.        This Agreement shall be construed, governed, interpreted and applied according to the laws of the State of New Jersey, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted. LICENSOR and LICENSEE shall initially attempt in good faith to resolve any significant controversy, claim, or dispute arising out of or relating to this Agreement or significant breach thereof (hereinafter referred to as a “Dispute”) through at least one face-to-face negotiation between the Parties at a mutually convenient place. If the Dispute is not resolved within 30 business days (or such other period of time mutually agreed upon by the parties) of commencing such face-to-face negotiations, or if no such face-to-face meeting occurs within 30 business days from the date of notice of a Dispute, then the Parties agree that the Dispute shall be submitted to a binding arbitration in accordance with the rules of the American Arbitration Association. Venue of arbitration shall be in Trenton, New Jersey.

16.2.        LICENSOR and LICENSEE acknowledge that this Agreement sets forth the entire understanding concerning the subject matter of this Agreement, and no modification of the Agreement will be effective unless both LICENSOR and LICENSEE agree to it in writing.

16.3.        The provisions of this Agreement are severable. If any provisions of this Agreement are determined invalid or unenforceable under any controlling body of law, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining provisions.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

16.4.        LICENSEE agrees to mark the LICENSED PRODUCTS sold in the United States with all applicable United States patent numbers. All LICENSED PRODUCTS shipped to or sold in other countries shall be marked to comply with the patent laws and practice of the country of manufacture or sale.

16.5.       The failure of either LICENSOR or LICENSEE to assert a right or insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other.

16.6.        LICENSEE agrees to comply with all applicable laws and regulations. In particular, LICENSEE understands and acknowledges that the transfer of certain commodities and technical data is subject to United States laws and regulations controlling the export of such commodities and technical data, including all Export Administration Regulations of the United States Department of Commerce. These laws and regulations prohibit or require a license for the export of certain types of technical data to certain specified countries. LICENSEE agrees to comply with all United States laws and regulations controlling the export of commodities and technical data, to be solely responsible for any violation of such laws and regulations by LICENSEE or its SUBLICENSEES, and to defend and hold LICENSOR harmless if any legal action of any nature results from the violation.

16.7.       This Agreement may not be amended or modified except by written agreement executed by each of the parties. Other than in the event of a CHANGE OF CONTROL. LICENSOR'S prior written consent, which shall not be unreasonably withheld, shall be required prior to any other assignment of LICENSEE’S rights or obligations under this Agreement. Following any assignment of this Agreement, the surviving corporation shall assume all of the rights and obligations included in this Agreement. Any attempted assignment in contravention of this Section 16.7 shall be null and void and shall constitute a material breach of this Agreement.

16.8.        In the event any Party hereto is prevented from or delayed in the performance of any of its obligations hereunder (other than the payment of monies due and owing) by reason of acts of God, war, terrorism, strikes, riots, storms, fires, electrical or telecommunications outages or any other cause whatsoever beyond the reasonable control of the Party, the Party so prevented or delayed shall be excused from the performance of any such obligation to the extent and during the period of such prevention or delay, provided that such Party takes all reasonable steps to overcome such cause(es) as soon as is reasonably possible.

16.9.        Nothing contained in this Agreement will be deemed to place the parties in a partnership, joint venture or agency relationship and neither party will have the right or authority to obligate or bind the other party in any manner.

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

16.10.      This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

[Signatures on following page]

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

The authorized signatures of LICENSOR and LICENSEE below signify their acceptance of the terms of this Agreement.

INVIVIS PHARMACEUTICALS, INC.		ARNO THERAPEUTICS, INC.

By:	/s/ Erard M. Gilles	By:	/s/ Glenn Mattes
Name:	Erard M. Gilles	Name:	Glenn Mattes
Title:	Chief Executive Officer	Title:	President and Chief Executive Officer
Date:	February 13, 2012	Date:	February 13, 2012

INVIVIS PHARMACEUTICALS, SAS

By:	/s/ Erard M. Gilles
Name:	Erard M. Gilles
Title:	Président Directeur Général (CEO)
Date:	February 13, 2012

INFORMATION MARKED BY [***] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

APPENDIX A

US Provisional Patent Application No. 61/542,931 – filed October 4, 2011 – “Assay for Predictive Biomarkers of Anti-Progestin Efficacy” – Erard Gilles

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